                                                           EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS



                                                          Quarter Ended
                                                    -------------------------
                                                      May 2,         May 3,
                                                       1998           1997
                                                    ----------    -----------
Weighted average basic shares outstanding
-----------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,448,417     10,345,781

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------     ----------
                                                    10,448,417     10,345,781
                                                    ==========     ==========

Weighted average diluted shares outstanding
-------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,448,417     10,345,781

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------     ----------
                                                    10,448,417     10,345,781
                                                    ==========     ==========

The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed as the result would be anti-dilutive.




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